                                  EXHIBIT 12.1
                       PARKER & PARSLEY PETROLEUM COMPANY
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                                         PRO FORMA    PRO FORMA
                                                                                                        ------------  ----------
                         NINE MONTHS    NINE MONTHS               YEAR ENDED DECEMBER 31,               NINE MONTHS   YEAR ENDED
                            ENDED          ENDED     --------------------------------------------------    ENDED     DECEMBER 31,
                        SEP. 30, 1997  SEP. 30, 1996   1996      1995        1994      1993      1992  SEP. 30, 1997      1996
                       ----------------------------- ----------------------------------------------------------------------------
PRETAX EARNINGS             23,478       163,031     200,348   (150,007)    (20,491)  48,403    30,146    (35,076)        78,808
                       ----------------------------- ----------------------------------------------------------------------------
ADJUSTMENTS:
  ADD FIXED CHARGES
   AND PREFERRED
   STOCK DIVIDENDS:
   INTEREST:
     EXPENSED               44,264        36,105      46,155      65,449     50,552   23,338    14,708    106,406        138,580
     CAPITALIZED                 0                         0           0          0        0       733          0            157
   RENTAL EXPENSE
    ATTRIBUTABLE TO
    INTEREST                   724           724         965       1,200        500      567       367        724            965
   PREFERRED STOCK
    DIVIDENDS OF
    SUBSIDIARY                   0             0           0           0          0        0         0          0              0
   PREFERRED STOCK
    DIVIDENDS OF THE
    COMPANY                      0             0           0           0          0        0         0          0              0

                       ----------------------------- ----------------------------------------------------------------------------
      TOTAL FIXED
       CHARGES AND
       PREFERRED
       STOCK DIVIDENDS      44,988        36,829      47,120      66,649     51,052   23,905    15,808    107,130        139,702
                       ----------------------------- ----------------------------------------------------------------------------

 DEDUCT:
   INTEREST CAPITALIZED          0             0           0           0          0        0       733          0            157
   PREFERRED STOCK
    DIVIDENDS OF
    SUBSIDIARY                   0             0           0           0          0        0         0          0              0
                       ----------------------------- ----------------------------------------------------------------------------
     TOTAL DEDUCTS               0             0           0           0          0        0       733          0            157
                       ----------------------------- ----------------------------------------------------------------------------

                       ----------------------------- ----------------------------------------------------------------------------
ADJUSTED EARNINGS           68,466       199,860     247,468     (83,358)    30,561   72,306    45,221     72,054        218,353
                       ============================= ============================================================================
RATIO OF EARNINGS
 TO FIXED CHARGES             1.52          5.43        5.25       (1.25)      0.60     3.02      2.86       0.67           1.56

RATIO OF EARNINGS
 TO FIXED CHARGES
 AND PREFERRED
 STOCK DIVIDENDS (C)          1.52          5.43        5.25       (1.25)      0.60     3.02      2.86       0.67           1.56
                       ============================= ============================================================================
RATIO OF EARNINGS TO
 FIXED CHARGES
 DISCLOSURE                    1.5           5.4         5.3          (b)        (b)     3.0       2.9         (b)           1.6
DEFICIENCY,
 IF ANY                                                          150,007     20,491                        35,076

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(A) FOR PURPOSES OF COMPUTING SUCH RATIO, ADJUSTED EARNINGS CONSIST OF INCOME
BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE PLUS FIXED CHARGES AND PREFERRED STOCK DIVIDENDS, NET OF PREFERRED STOCK DIVIDENDS OF SUBSIDIARY AND INTEREST CAPITALIZED. FIXED CHARGES AND PREFERRED STOCK DIVIDENDS CONSIST OF INTEREST EXPENSE, INTEREST CAPITALIZED, THE PORTION OF RENTAL EXPENSE ATTRIBUTABLE TO INTEREST, PREFERRED STOCK DIVIDENDS OF SUBSIDIARY AND PREFERRED STOCK DIVIDENDS OF THE COMPANY. THE DIVIDENDS ON THE MIPS ARE RECORDED AS INTEREST EXPENSE FOR FINANCIAL REPORTING PURPOSES.


(B) THE RATIO INDICATES A LESS THAN ONE-TO-ONE COVERAGE BECAUSE THE EARNINGS ARE INADEQUATE TO COVER THE FIXED CHARGES FOR THE PERIOD. PRO FORMA COMBINED EARNINGS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997, AND THE COMPANY'S HISTORICAL EARNINGS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994, WERE INSUFFICIENT TO COVER ITS FIXED CHARGES. THE AMOUNTS OF THE DEFICIENCIES WERE $27.6 MILLION, $150 MILLION AND $20.5 MILLION, RESPECTIVELY.


(C) FOR PURPOSES OF COMPUTING THE RATIO, ADJUSTED EARNINGS CONSIST OF INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE PLUS FIXED CHARGES AND PREFERRED STOCK DIVIDENDS, NET OF PREFERRED STOCK DIVIDENDS OF SUBSIDIARY AND INTEREST CAPITALIZED, AND FIXED CHARGES AND PREFERRED STOCK DIVIDENDS CONSIST OF INTEREST EXPENSE, INTEREST CAPITALIZED, THE PORTION OF RENTAL EXPENSE ATTRIBUTABLE TO INTEREST, PREFERRED STOCK DIVIDENDS OF SUBSIDIARY, AND PREFERRED STOCK DIVIDENDS. THE DIVIDENDS ON THE 6 1/4% CUMULATIVE GUARANTEED MONTHLY INCOME CONVERTIBLE PREFERRED SHARES OF PARKER & PARSLEY CAPITAL LLC, A SUBSIDIARY OF PARKER & PARSLEY, WERE RECORDED AS INTEREST EXPENSE FOR FINANCIAL REPORTING PURPOSES UNTIL THOSE SHARES WERE CONVERTED INTO COMMON STOCK OF PARKER & PARSLEY ON JULY 28, 1997.